Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the captions “Financial Highlights” and “Independent Registered Public Accounting Firm” in the Prospectus, “General Information - Independent Registered Public Accounting Firm” and “Financial Statements and Report of Independent Registered Public Accounting Firm” in the Statement of Additional Information, and “Independent Registered Public Accounting Firm” in the Form of Prospectus Supplement, and to the incorporation by reference of our report dated March 15, 2011 on the November 30, 2010 financial statements of Fiduciary/Claymore MLP Opportunity Fund in the Registration Statement (Form N-2) and related Prospectus and Statement of Additional Information filed with the Securities and Exchange Commission in this Registration Statement under the Securities Act of 1933 and Amendment No. 11 under the Investment Company Act of 1940 (Registration No. 811-21652).

/s/ Ernst & Young LLP

Chicago, Illinois
March 15, 2011